Metropolitan West Mutual Funds
09/30/13 Defaulted Security List

The below information will be listed as follows:

Sec ID
05544UAA3

Port ID
MW20

Cusip
05544UAA3

Sec Type
025N

Code Sec Type Name
CMO 25 DAY DELAY

Sec Name -Long
BHN I MORTGAGE FUND, SERIES 1997-2, CLASS A1"

Default Flag
Y

Default Date
2/1/2008


Sec ID
05544UAC9

Port ID
MW20

Cusip
05544UAC9

Sec Type
020N

Code Sec Type Name
CMO 0 DAY DELAY

Sec Name -Long
BHN I MORTGAGE FUND, SERIES 1997-2, CLASS A2

Default Flag
Y
Default Date
2/1/2008




Sec ID
10075GAJ2

Port ID
MW50

Cusip
10075GAJ2

Sec Type
132N

Code Sec Type Name
BANK LOAN

Sec Name -Long
BOSTON GENERATING, LLC, 1ST LIEN TERM LOAN

Default Flag
Y
Default Date
9/22/2011


Sec ID
10075GAJ2

Port ID
MW80

Cusip
10075GAJ2

Sec Type
132N

Code Sec Type Name
BANK LOAN

Sec Name -Long
BOSTON GENERATING, LLC, 1ST LIEN TERM LOAN
Default Flag
Y
Default Date
9/22/2011

Sec ID
281023AR2

Port ID
MW50

Cusip
281023AR2
Sec Type
105N

Code Sec Type Name
CORPORATE BONDS

Sec Name -Long
EDISON MISSION ENERGY

Default Flag
Y
Default Date
6/15/2012


Sec ID
281023AU5

Port ID
MW50

Cusip
281023AU5

Sec Type
105N

Code Sec Type Name
CORPORATE BONDS

Sec Name -Long
EDISON MISSION ENERGY

Default Flag
Y

Default Date
11/15/2012


Sec ID
281023AX9

Port ID
MW50

Cusip
281023AX9

Sec Type
105N

Code Sec Type Name
CORPORATE BONDS
Sec Name -Long
EDISON MISSION ENERGY

Default Flag
Y

Default Date
11/15/2012


Sec ID
281023BA8

Port ID
MW50

Cusip
281023BA8

Sec Type
105N

Code Sec Type Name
CORPORATE BONDS

Sec Name -Long
EDISON MISSION ENERGY

Default Flag
Y

Default Date
11/15/2012